EXHIBIT 21.1

SUBSIDIARIES OF STERLING

Subsidiaries of Sterling Financial Corporation

Golf Escrow Corporation

Klamath First Capital Trust I

Lynnwood Financial Statutory Trust I

Lynnwood Financial Statutory Trust II

Sterling Capital Trust III

Sterling Capital Trust IV

Sterling Capital Statutory Trust V

Sterling Capital Trust VI

Sterling Capital Trust VII

Sterling Capital Trust VIII

Sterling Capital Trust IX

Sterling Savings Bank

Tri-Cities Mortgage Corporation

Subsidiaries of Sterling Savings Bank

Action Mortgage Company

The Dime Service Corporation

Evergreen Environmental Development Corporation

Evergreen First Service Corporation

Sterling Savings Bank Financial Services, Inc. (a subsidiary of Evergreen First Service Corporation)

Fidelity Service Corporation

INTERVEST-Mortgage Investment Company

Mason-McDuffie Financial Corporation (a subsidiary of INTERVEST-Mortgage Investment Company)

Source Capital Corporation

Peter W. Wong Associates, Inc. (a subsidiary of Source Capital Corporation)

Source Capital Leasing Corporation (a subsidiary of Source Capital Corporation)